Ex. 99.1

Inception Mining Inc. Announces Completion of Technical Report for Clavo Rico Deposit

Salt Lake City, Utah, March 26, 2019 (GLOBE NEWSWIRE) —

Inception Mining Inc. Announces Completion of Technical Report for Clavo Rico Deposit

Salt Lake City, Utah – March 26, 2019 – Inception Mining Inc. (OTCQB: IMII) (the “Company”) is pleased to announce that the Company has completed a National Instrument 43-101 Technical Report (the “Technical Report”) that includes an estimate on its Clavo Rico Project (Project) located in El Corpus, Departamento Choluteca, Honduras. The Technical Report has an effective date of 15 March 2019 and can be found on the Company’s website at http://inceptionmining.com/clavorico/43-101-report/.

Highlights of the Report include:

●	Economic mineralization at Clavo Rico is contained in three distinct zones, including an oxide zone, a supergene enrichment zone, and a sulfide zone.

●	Data on 96 recent and historic drill holes totaling 6264 meters of drill core yielding 2552 assays together with 827 channel samples collected from historic adits.

●	Data on an oxide zone. The oxide zone has been producing since 2015.

●	Data on a sulfide zone that was calculated using two different modeling techniques to reflect geologic uncertainties:

●	Data of the supergene enrichment zone

●	The conceptual geologic model, supported by field mapping, production records and both recent and historic drill programs suggests that significant potential exists to increase the known mineral resource with additional drilling.

Trent D’Ambrosio, Company Chief Executive Officer, remarked, “This Technical Report was two years in the making and we are gratified at the results. We feel that our Clavo Rico project, and the Company as a whole, is a world-class mining operation. The team performed exceptionally well during this time which is a key component to our future ambitions. Their diligent efforts, along with the report, both substantiate our long-held belief about our value and potential to compete on the world stage. We are excited about the direction we are headed and look forward bringing our shareholders further news as it becomes available.”

Qualified Person

The Technical Report was prepared by J. Brian Mahoney, P.Geo., of Precision GeoSolutions, who is considered a “Qualified Person” as defined by NI 43-101. The Technical Report may be found on the Company’s website at www.inceptionmining.com.

About Inception Mining, Inc.

Inception Mining Inc., a Nevada corporation, is engaged in the acquisition, exploration, and development of gold projects in Central and North America. Inception’s core asset is the Clavo Rico gold project in Honduras, which features a heap leach facility and on-site ADR plant.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration program results and the timing thereof, the discovery and delineation of mineral deposits/resources/reserves, the potential for the identification of multiple deposits in the Project area, the potential for a low capex and/or opex heap leach mine operation, the potential for a production decision to be made, the potential commencement of any development of a mine following a production decision, the potential for any mining or production, the potential for additional resources to be located between certain of the existing deposits, business and financing plans and business trends, are forward-looking statements. Information concerning mineral resource estimates are deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company’s inability to obtain any necessary permits, consents or authorizations required for its activities, significant increases in the cost of labor, materials, equipment and supplies required to develop and operate any mine, the Company’s inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s latest filings with the SEC. All of the Company’s public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials with respect to the Company’s mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM. While the Company is not listed on any Canadian exchange or subject to NI 43-101, and the Technical Report will not be filed with any Canadian authorities, it elected to have the 43-101 report completed for informational, voluntary purposes. United States shareholders are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”) and Subpart 1300 of Regulation S-K. Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7 or Subpart 1300 of Regulation S-K. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. These definitions also differ from the requirements of the disclosure and technical report requirements of Subpart 1300 of Regulation S-K, which the Company will fully comply with according to the SEC’s required timeline of the fiscal year following January 1, 2021. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

Forward-Looking Statements

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties. Forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

Inception Mining Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation.

Contact:

SOURCE: Inception Mining Inc.

(OTC QB: IMII)

5330 South 900 East, Suite 280

Salt Lake City, Utah 84117

Trent D’Ambrosio CEO

(801) 312-8113 Ext. 101

info@inceptionmining.com

www.inceptionmining.com